UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2005

Xponential, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13919	75-2520896
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071

 (Address of principal executive offices)

678-720-0660

 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Xponential, Inc. (“registrant”), as parent, registrant’s wholly-owned subsidiary, PawnMart, Inc., as borrower, and FCC, LLC, d/b/a First Capital, as lender, have entered into an Amendment to Loan and Security Agreement dated September 23, 2005 (the “Third Amendment”) to the Loan and Security Agreement between borrower, registrant and lender dated June 17, 2004, as amended October 14, 2004 (the “Loan Agreement”).  The Third Amendment modified the financial covenant in the Loan Agreement relating to the inventory turnover ratio effective June 30, 2005, as a result of which amendment the registrant is no longer in default under the Loan Agreement as of June 30, 2005.  The registrant continues in compliance with all financial covenants under the Loan Agreement as of the date of this Report.  At no time were the obligations of the registrant under the Loan Agreement increased or accelerated.  The Third Amendment also permits the registrant to make inter-company loans to borrower subject to certain restrictions.

Registrant, borrower and lender previously entered into a Second Amendment to Loan and Security Agreement dated June 30, 2005 to the Loan Agreement in which lender (i) released its security interest in certain securities of registrant which collateralized lender’s extensions of credit under the Loan Agreement and (ii) extended to borrower a $250,000 separate credit facility to finance borrower’s equipment purchases.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits.  The following exhibits are furnished as part of this Report:

10.1         Second Amendment to Loan and Security Agreement between PawnMart, Inc., as borrower, Xponential, Inc., as parent, and FCC, LLC, as lender, dated June 30, 2005.

10.2         Amendment to Loan and Security Agreement between PawnMart, Inc., as borrower, Xponential, Inc., as parent, and FCC, LLC, as lender, dated September 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 28, 2005	XPONENTIAL, INC.

	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer